EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA FOR ASSET-BACKED SECURITIES

I, Richard H. Marsh, certify that:

Jersey Central Power and Light Company (the "Servicer"), as a party participating in the servicing function under Item 1122 of Regulation AB, hereby reports on its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as follows:

1.
The Servicer is responsible for assessing compliance with the servicing criteria applicable to it. The servicing criteria specified in the following paragraphs of paragraph (d) of Item 1122 of Regulation AB are not applicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by bondable transition property (1)(ii) (outsourcing), (1)(iii) (back-up servicing), (1)(iv) (fidelity bond), (2)(vi) (unissued checks), (3)(ii) (remittance to investors), (3)(iii) (disbursement records), (3)(iv) (remittance reconciliation), (4)(iii) (additions, removals or substitutions), (4)(ix) (adjustments to interest rates), (4)(x) (obligor escrow funds), (4)(xi) (payments on behalf of obligors), (4)(xii) (late payment penalties), (4)(xiii) (obligor disbursements), (4)(xv) (external credit enhancement);

2.	The Servicer used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria;

3.
The Servicer has determined that it is in compliance with the applicable servicing criteria as of December 31, 2006 and for the period August 10, 2006 (commencement of servicing activities) through December 31, 2006, which is the period covered by this report on Form 10-K;

4.
PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of December 31, 2006 and for the period August 10, 2006 (commencement of servicing activities) through December 31, 2006, which is the period covered by this report on Form 10 K; and

5.
Bank of New York (the "Trustee"), as the trustee for the Series 2006-A Transition Bonds issued by the Issuing Entity, may be considered a party participating in the servicing function under Item 1122 of Regulation AB.

Date: March 16, 2007

Jersey Central Power & Light Company, as Servicer

/s/ Richard H. Marsh
Richard H. Marsh
Senior Vice President and Chief Financial Officer of Jersey Central Power & Light Company, as Servicer